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                                                                    EXHIBIT 99.1


                                                  NEWS RELEASE
                                               ---------------------------------
FOR IMMEDIATE RELEASE                             CONTACT:
May 27, 2003                                      Barbara B. Forbes
                                                  Director of Investor Relations
                                                  713-374-4870


  NUEVO ENERGY ANNOUNCES PARTIAL REDEMPTION OF 9 1/2% SENIOR SUBORDINATED NOTES

HOUSTON - Nuevo Energy Company (NYSE: NEV) today announced the partial redemption of $157.2 million of the $257.2 million 9 1/2% Senior Subordinated Notes due June 1, 2008. The Notes will be redeemed as of June 23, 2003 at 104.75% per Note and the partial redemption will be funded by a combination of cash on hand and bank debt.

"The substantial free cash flow that Nuevo has generated through disciplined capital spending, efficient operations and non-core asset sales will enable us to redeem this high cost debt thereby increasing net income and cash flow," commented Jim Payne, Chairman, President and Chief Executive Officer.

Nuevo Energy Company is a Houston, Texas-based company primarily engaged in the acquisition, exploitation, development, exploration and production of crude oil and natural gas. Nuevo's domestic producing properties are located onshore and offshore California and in West Texas. Nuevo is the largest independent producer of oil and gas in California. The Company's international producing property is located offshore the Republic of Congo in West Africa. To learn more about Nuevo, please refer to the Company's internet site at http://www.nuevoenergy.com.


THIS PRESS RELEASE INCLUDES "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS PRESS RELEASE, INCLUDING WITHOUT LIMITATION, ESTIMATED QUANTITIES AND NET PRESENT VALUE OF RESERVES, ESTIMATED PRODUCTION VOLUMES, BUSINESS STRATEGIES, PLANS AND OBJECTIVES OF MANAGEMENT OF THE COMPANY FOR FUTURE OPERATIONS AND COVENANT COMPLIANCE AND CAPITAL EXPENDITURES ARE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE ASSUMPTIONS UPON WHICH SUCH FORWARD-LOOKING STATEMENTS ARE BASED ARE REASONABLE, IT CAN GIVE NO ASSURANCES THAT SUCH ASSUMPTIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS ("CAUTIONARY STATEMENTS") AND PROJECTIONS INCLUDE VOLATILITY IN OIL AND GAS PRICES, OPERATING RISKS, THE RISKS ASSOCIATED WITH RESERVE REPLACEMENT, COMPETITION FROM OTHER COMPANIES AND OTHER FACTORS SET FORTH IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND OTHER FILINGS MADE WITH THE SEC AND INCORPORATED HEREIN. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS AND PROJECTIONS ATTRIBUTABLE TO THE COMPANY OR TO PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED BY THE CAUTIONARY STATEMENTS.

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